EXHIBIT 99.2

Hawaiian Electric Industries Capital Trust I

Written Statement of Trustee Pursuant to

18 U.S.C. SECTION 1350,

as Adopted by

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Hawaiian Electric Industries Capital Trust I (the “Trust”) on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Eric K. Yeaman, Regular Trustee of the Trust and Financial Vice President, Treasurer and Chief Financial Officer of Hawaiian Electric Industries, Inc., certify, pursuant to 18 U.S.C. section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition as of December 31, 2002 and results of operations for the year ended December 31, 2002 of the Trust.

By:	/s/ Eric K. Yeaman
Eric K. Yeaman* Regular Trustee Date: March 14, 2003

*	Eric K. Yeaman functions as the equivalent of the Chief Financial Officer of the Trust for purposes of Section 906 of the Sarbanes-Oxley Act of 2002.